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                                                             EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Annual Report (Form 10-K) of Embrex, Inc. of our report dated March 19, 1997 with respect to the consolidated financial statements of Embrex, Inc. and subsidiaries and of our report dated March 19, 1997 with respect to the Financial Statements of Embrex, Inc. Employee Stock Purchase Plan.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-18231) of our report dated March 19, 1997 with respect to the consolidated financial statements of Embrex, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-51582 and 33-63318) pertaining to the Embrex, Inc. 1988 Incentive Stock Option Plan, 1989 Nonstatutory Stock Option Plan, 1991 Nonstatutory Stock Option Plan, 1993 Incentive and Nonstatutory Stock
Option Plan and Employee Stock Purchase Plan of our report dated March
19, 1997, with respect to the consolidated financial statements of Embrex, Inc. and subsidiaries and of our report dated March 19, 1997 with respect to the financial statements of Embrex, Inc. Employee
Stock Purchase Plan included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                  Ernst & Young LLP
                                           (signature of Ernst & Young LLP)
Raleigh, North Carolina
March 31, 1997

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